                                   Exhibit B

                               December 28, 1999


To The Holders of the Warrants (the "1996
    Warrants") Issued Pursuant to a Warrant
    Agreement dated as of June 17, 1996
    between Nexell Therapeutics Inc. (f/k/a
    VIMRx Pharmaceutics Inc.) and
    American Stock Transfer & Trust Company (the
    "Warrant Agreement"):

      Pursuant to Section 10.1(c)(i) of the Warrant Agreement, as a result of the issuance by Nexell Therapeutics Inc. ("the Company") of (i) Class A Warrants on November 24, 1999 pursuant to the terms of a Securities Agreement with certain institutional investors and (ii) certain other Company issuances in 1999 (the "Prior 1999 Issuances") of options or warrants, the exercise price for the 1996 Warrants, which had been $1.50 per share, has been adjusted to $1.35 per share, and the aggregate number of shares of common stock of the Company for which the outstanding 1996 Warrants are exercisable has been adjusted from 2,199,993 shares to 2,437,215 shares. Please note that, pursuant to Section 10.1(j) of the Warrant Agreement, the adjustments triggered by the Prior 1999 Issuances were not previously required to be made because they were less than $.05 per share; however, they were carried forward and taken into account in the subsequent adjustment.

      Available upon request is a report of the Company's independent auditors, KPMG llp, on a schedule setting forth the exercise price after such adjustments, a brief statement of the facts requiring such adjustments and the computation by which such adjustments were made. To obtain copies of this report please contact Jackie Perry at (949) 470-8892. Moreover, attached is a current list of warrantholders, the number of 1996 Warrants held by them, and the adjusted number of shares of common stock of the Company for which the 1996 Warrants are exercisable.

      If you have questions, please contact the undersigned at (949) 470-6485.

                             Very truly yours,



                             William A. Albright, Jr.
                             Senior Vice President, Treasurer,
                             Chief Financial Officer and Secretary
                             Nexell Therapeutics Inc.

                           NEXELL THERAPEUTICS INC.

                            List Of Warrantholders


----------------------------------------------------------------------------------------------
                                                                         Number of Shares For
                                                       Number of            Which Warrants
                Warrantholder                        Warrants Held          are Exercisable
 ----------------------------------------------------------------------------------------------
Larry Abrams                                             1,776                   1,968
----------------------------------------------------------------------------------------------
The Aries Trust                                        225,000                 249,261
----------------------------------------------------------------------------------------------
Aries Domestic Fund L.P.                               158,333                 175,406
----------------------------------------------------------------------------------------------
BankAmerica Capital Corporation                          7,748                   8,583
----------------------------------------------------------------------------------------------
Cede & Co.                                             367,440                 407,060
----------------------------------------------------------------------------------------------
Chesed Congregations of America                        100,000                 110,783
----------------------------------------------------------------------------------------------
Robert J. Conrads                                       12,500                  13,848
----------------------------------------------------------------------------------------------
Coutts Bank (Switzerland) A.G.                          25,000                  27,696
----------------------------------------------------------------------------------------------
Irwin Engelman & Rosalyn A. Engelman JT                 33,333                  36,927
TenWros
----------------------------------------------------------------------------------------------
Laurence D. Fink                                       133,333                 147,710
----------------------------------------------------------------------------------------------
Laurence D. Fink & Lori W. Fink Family Trust            33,333                  36,927
----------------------------------------------------------------------------------------------
Joseph H. Flom                                          16,666                  18,463
----------------------------------------------------------------------------------------------
Richard Fowkes & Floran Fowkes Tr. 11/29/90                145                     161
----------------------------------------------------------------------------------------------
Howard Gittis                                           66,666                  73,854
----------------------------------------------------------------------------------------------
Burton Goldberg                                          1,161                   1,286
----------------------------------------------------------------------------------------------
Gilbert Goldstein & Carol Goldstein JT Wros             16,666                  18,463
----------------------------------------------------------------------------------------------
Robert P. Gordon                                        12,500                  13,848
----------------------------------------------------------------------------------------------
Guidesign Limited                                          165                     183
----------------------------------------------------------------------------------------------
Samuel Herschkowitz                                      1,624                   1,799
----------------------------------------------------------------------------------------------
Herzog Heine Geould Inc.                                 5,000                   5,539
----------------------------------------------------------------------------------------------
Fern Karesh Hurst Foundation                            16,667                  18,464
----------------------------------------------------------------------------------------------
Robert J. Hurst Foundation                              16,666                  18,463
----------------------------------------------------------------------------------------------
Jackson Hole Investments                                50,000                  55,391
----------------------------------------------------------------------------------------------
Kenneth M. Jacobs                                       13,333                  14,771
----------------------------------------------------------------------------------------------
J F Shea Co Inc As Nominee 1995-41                     100,000                 110,783
----------------------------------------------------------------------------------------------
Robert Klein                                            25,000                  27,696
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                         Number of Shares For
                                                       Number of            Which Warrants
                Warrantholder                        Warrants Held          are Exercisable
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
M S Koly                                                1,624                   1,799
----------------------------------------------------------------------------------------------
M S Koly                                                5,224                   5,787
----------------------------------------------------------------------------------------------
James S. Lehoe                                          2,150                   2,382
----------------------------------------------------------------------------------------------
Kenneth Lerer                                           8,333                   9,232
----------------------------------------------------------------------------------------------
Dean Witter Reynolds C/F Solomon Lerer Ira             25,000                  27,696
Rollover
----------------------------------------------------------------------------------------------
James R. Maher                                          6,667                   7,386
----------------------------------------------------------------------------------------------
James R. Maher C/F Caroline C. Maher UGMA NY            6,667                   7,386
----------------------------------------------------------------------------------------------
James R. Maher C/F James R. Maher Jr. UGMA NY           6,667                   7,386
----------------------------------------------------------------------------------------------
James R. Maher C/F Emily L. Maher UGMA NY               6,666                   7,385
----------------------------------------------------------------------------------------------
James R. Maher C/F Elizabeth H. Maher UGMA NY           6,666                   7,385
----------------------------------------------------------------------------------------------
Alfons Melohn                                             800                     886
----------------------------------------------------------------------------------------------
National Provident Institution                          7,146                   7,917
----------------------------------------------------------------------------------------------
Ronald O. Perelman                                    333,333                 369,276
----------------------------------------------------------------------------------------------
Linda G. Robinson                                      66,666                  73,855
----------------------------------------------------------------------------------------------
Stephen H. Sands                                        3,333                   3,692
----------------------------------------------------------------------------------------------
Bruce Slovin                                           33,333                  36,927
----------------------------------------------------------------------------------------------
Todd J. Slotkin                                        16,666                  18,463
----------------------------------------------------------------------------------------------
Morris Talansky                                        37,500                  41,544
----------------------------------------------------------------------------------------------
U S Clearing Corp.                                         20                      22
----------------------------------------------------------------------------------------------
Venkol Inc.                                            60,477                  66,998
----------------------------------------------------------------------------------------------
Aaron Wolfson                                          50,000                  55,391
----------------------------------------------------------------------------------------------
Abraham Wolfson                                        50,000                  55,391
----------------------------------------------------------------------------------------------
Uzi Zucker                                             25,000                  27,696
----------------------------------------------------------------------------------------------